UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 8, 2009

BIOPACK ENVIRONMENTAL SOLUTIONS INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

0-29981

(Commission File Number)

91-2027724

(IRS Employer Identification No.)

Room 905, 9/F, Two Chinachem Exchange Square, 338 King’s Road, North Point, Hong Kong

(Address of principal executive offices and Zip Code)

+852.3586.1383

Registrant's telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 8, 2009, we entered into a consulting agreement with San Diego Torrey Hills Capital, Inc., whereby San Diego Torrey Hills has agreed to provide consulting services to our company in consideration for, among other things: (i) a monthly cash fee of US$5,000, the first payment of which is due on June 8, 2009, with subsequent monthly payments due on the monthly anniversary dates of the consulting agreement; and (ii) the issuance of 225,000 shares of restricted common stock of our company which are due and issuable on June 8, 2009.

Please review the consulting agreement, filed as Exhibit 10.1 to this current report on Form 8-K for a complete description of all of the terms and conditions of the agreement.

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Item 3.02	Unregistered Sales of Equity Securities.

On June 12, 2009, we issued 225,000 shares of our common stock to San Diego Torrey Hills Capital, Inc. pursuant to the consulting agreement. San Diego Torrey Hills Capital, Inc. is a U.S. person and in issuing these shares of our common stock we relied on Rule 506 of Regulation D and/or Section 4(2) of the Securities Act of 1933.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits
10.1	Consulting Agreement with San Diego Torrey Hills Capital, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOPACK ENVIRONMENTAL SOLUTIONS INC.

By: /s/ Gerald Lau

Gerald Lau
President and a Director
Dated: June 12, 2009

CW2632866.1